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                                  EXHIBIT 99.4


           [CENTURY BUSINESS SERVICES,INC. PRESS RELEASE LETTERHEAD]


FOR IMMEDIATE RELEASE               CONTACT: DAN CLARK
                                             Vice President, Corporate Relations
                                             Cleveland, Ohio
                                             (216) 447-9000



               CENTURY BUSINESS SERVICES APPOINTS FRED M. WINKLER
                      PRESIDENT AND CHIEF OPERATING OFFICER

                    FORMER FIRST UNION AND CITIBANK EXECUTIVE
                VETERAN OF HIGH-TECH FINANCIAL SERVICES INDUSTRY


Cleveland, Ohio (April 19, 1999)--Century Business Services, Inc. (NASDAQ:CBIZ) ("Century"), today announced that it has named Fred M. Winkler, 55, as President and Chief Operating Officer, a newly created position. Mr. Winkler, who possesses extensive experience directing the rapid growth of high-technology financial services companies, will be responsible for daily management and operational assessment of the Company as well as the engineering of operating and reporting systems to achieve optimal marketing and operational capabilities. Century also announced the appointment of Mr. Winkler to the Company's Board of Directors, bringing the number of Directors to seven, five of whom are outside Directors. Mr. Winkler will begin his duties with the Company immediately.

"We are very pleased to have Fred as President and Chief Operating Officer of the Company, and I personally look forward to working with him on a daily basis," stated Michael G. DeGroote, Century's Chairman and Chief Executive Officer. "Fred's strong leadership experience in large, successful organizations and his systems and information technology management experience will strengthen and speed up Century's automation and Internet initiatives, not only for the Company, but also for the tens of thousands of customers Century serves from its national platform of professional services and products."

"I am very excited to lead the highly motivated, innovative, and professional executive team at Century in the building out of its national network of professional outsourcing business services to small and mid-sized businesses," commented Mr. Winkler. "Armed with talent, energy, and a very customer-centered strategy, Century is uniquely positioned to emerge as one of the country's leading providers of business outsourcing services."

Throughout the course of his distinguished career, Mr. Winkler has been heavily involved in advanced technology implementation, Internet strategy, and data center operation and management. Prior to joining

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                                                                    EXHIBIT 99.4


Century, Mr. Winkler served for five years as Chief Executive Officer of First Union Corporation's Customer Direct Access Division. While at First Union, Mr. Winkler created one of the country's first robust Internet offerings, managed the consolidation of operations centers and databases into one integrated client/server system, and was responsible for the research and development for all of First Union's electronic banking services.

As Chief Operating Officer of AT&T Universal Card Services Corporation from 1989 to 1993, Mr. Winkler provided management and leadership to AT&T's most successful start-up. The innovative, co-branded, combined credit and calling card, which acquired more than 10 million customers in less than 27 months, provided the first "all-in-one" account statement. In 1992, under Mr. Winkler's management, AT&T Universal Card Services received the Malcolm Baldridge National Quality Award for the successful implementation of service quality processes, which resulted in better than 95% service quality performance in the first nine months of the company's operation.

Prior to joining AT&T, Mr. Winkler served for four years as Chief Executive Officer and President of Citibank-South Dakota, N.A., the nation's largest credit card financial services business. Before joining Citibank in 1982, Mr. Winkler spent nine years engaged in the practice of law and four years in the service of the United States Marine Corps.

Mr. DeGroote, the Company's largest shareholder, will remain Century's Chairman and Chief Executive Officer.

Recently ranked the seventh-largest accounting company in the country by Accounting Today magazine, Century Business Services, Inc. is a leading provider of outsourced business services to small and medium-sized companies throughout the United States. The Company provides integrated services in the following areas: accounting, advisory, tax, and valuation; benefits administration and insurance; human resources and payroll; performance consulting; and specialty insurance. These services are provided throughout a network of more than 200 Company offices in 36 states, as well as through its subsidiary, Century Small Business Solutions, a franchisor of accounting services with 650 franchisee offices in 47 states. The Company services approximately 110,000 business clients, of which approximately 54,000 are serviced through the Century Small Business Solutions franchisee network. Management estimates that its clients employ more than 2.4 million employees, including 400,000 employed by clients of the Century Small Business Solutions network.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company's ability to integrate its newly acquired operations effectively with its existing businesses; the Company's ability to locate and acquire other businesses in furtherance of its aggressive growth strategy; the Company's ability to adequately estimate its liability reserves for its insurance businesses; the possibility of market reverses in its investment portfolios; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation affecting its

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                                                                    EXHIBIT 99.4

insurance business or tax law changes affecting its business services operations, which are described in further detail in the Company's filings with the Securities and Exchange Commission.

  For further information regarding CENTURY BUSINESS SERVICES, INC., call our
                  Investor Relations Office at (216) 447-9000.

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